Exhibit 99.7

INVESTOR RIGHTS AGREEMENT

Final Form

THIS INVESTOR RIGHTS AGREEMENT (as it may be amended, supplemented or restated from time to time, this “Agreement”), dated as of [●], 2021 (the “Effective Date”), is made by and among: (i) Olive Ventures Holdings, Inc., a Delaware corporation (“PubCo”); (ii) Normandy Holdco LLC, a Delaware limited liability company (“Blocker Owner”); (iii) CF OMS LLC, a Delaware limited liability company (“CF OMS”); and (iv) MDIH Sponsor LLC, a Delaware limited liability company (the “Sponsor”). Each of PubCo, Blocker Owner, CF OMS and the Sponsor, a “Party” and collectively, the “Parties”.

RECITALS

WHEREAS, PubCo has entered into the Business Combination Agreement, dated as of July 21, 2021 (as it may be amended, supplemented or restated from time to time, the “BCA”), by and among PubCo, MDH Acquisition Corp., a Delaware corporation (“MDH”), MDH Merger Sub (as defined in the BCA), Milestone Merger Sub (as defined in the BCA), Blocker (as defined in the BCA), Blocker Owner, CF OMS, and OP Group Holdings, LLC, a Delaware limited liability company (the “Company”), in connection with the business combination of PubCo and the Company (the “Business Combination”) and other transactions contemplated therein;

WHEREAS, to effectuate the transactions contemplated by the BCA, the Company amended and restated its operating agreement (as it may be further amended, supplemented or restated from time to time, the “LLC Agreement”) to, among other things, revise the capitalization of the Company and amend and restate the rights and preferences of the Company Units;

WHEREAS, pursuant to the BCA, at the Closing, among other things (i) Milestone Merger Sub will merge with and into Blocker with Blocker as the surviving company and a wholly-owned subsidiary of PubCo (the “Blocker Merger”), and (ii) MDH Merger Sub will merge with and into MDH, with MDH as the surviving company and a wholly-owned subsidiary of PubCo (the “MDH Merger,” and together with the Blocker Merger, the “Mergers”);

WHEREAS, in connection with (i) the Blocker Merger, Blocker Owner shall receive shares of Class A Common Stock and the right to receive Earnout Shares, certain rights under the Tax Receivable Agreement, and cash consideration and (ii) the MDH Merger, equityholders of MDH shall receive a number of shares of Class A Common Stock and a number of Warrants, in each case, in accordance with the BCA;

WHEREAS, following the Mergers, CF OMS (i) shall deliver an amount of cash to PubCo in exchange for a number of shares of Class B Common Stock as set forth in the BCA and (ii) thereafter sell Common Units to MDH in exchange for certain rights under the Tax Receivable Agreement and cash consideration;

WHEREAS, in connection with the Business Combination, the Sponsor shall receive the right to receive Earnout Shares in accordance with the Sponsor Letter Agreement; and

WHEREAS, on the Effective Date, the Parties desire to set forth their agreement with respect to governance and certain other matters, in each case in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, the Parties agree as follows:

Article I
DEFINITIONS

Section 1.1      Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person. “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise. Notwithstanding the foregoing, no portfolio company of any Affiliate of a Group Company shall be deemed an “Affiliate” of any Group Company. Notwithstanding the foregoing, SoftBank and members of the SoftBank Group shall not be deemed Affiliates of CF OMS, of the members of CF OMS, or their respective Affiliates.

“Agreement” has the meaning set forth in the Preamble.

“BCA” has the meaning set forth in the Recitals.

“Beneficial Owner” with respect to any Equity Interests, means a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (a) voting power, which includes the power to vote, or to direct the voting of, such Equity Interests or (b) investment power, which includes the power to dispose of, or to direct the disposition of, such Equity Interests. The terms “Beneficially Owned” and “Beneficial Ownership” have a correlative meaning.

“Blocker Owner” has the meaning set forth in the Preamble.

“Board” means the board of directors of PubCo.

“Business Combination” has the meaning set forth in the Recitals.

“Business Day” means any day, other than a Saturday or Sunday: (i) on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or (ii) in the case of determining a date when any payment is due, on which commercial banks are not required or authorized to close in the State of New York.

“Bylaws” means the bylaws of PubCo, as in effect on the Closing Date, as the same may be amended from time to time.

“CEO Director” has the meaning set forth in Section 3.1(a).

“Certificate of Incorporation” means the amended and restated certificate of incorporation of PubCo, as in effect on the Closing Date, as the same may be amended from time to time.

“CF OMS” has the meaning set forth in the Preamble.

“Class A Common Stock” means, as applicable, (a) the Class A common stock, par value $0.0001 per share, of PubCo, or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person that are issued or issuable in consideration for the Class A common stock or into which the Class A common stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class B Common Stock” means, as applicable, (a) the Class B common stock, par value $0.0001 per share, of PubCo, or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person that are issued or issuable in consideration for the Class B common stock or into which the Class B common stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Closing” has the meaning given to such term in the BCA.

“Closing Date” has the meaning given to such term in the BCA.

“Common Unit” means a Common Unit of the Company, having the rights and preferences of such Common Unit as set forth in the LLC Agreement.

“Company” has the meaning set forth in the Recitals.

“Company Units” means the Common Units and the Earnout Units.

“Confidential Information” has the meaning set forth in Section 3.4.

“Covered Securities” means (a) the Class A Common Stock (including any Class A Common Stock issued upon any exchange, conversion or exercise of any other security of PubCo), (b) the Warrants, and (c) other Equity Interests of PubCo, other than any Equity Interest received pursuant to an incentive plan adopted by PubCo on or after the Effective Date.

“Earnout Shares” means shares of Class A Common Stock that may become issuable pursuant to the BCA or the Sponsor Letter Agreement.

“Earnout Unit” means an Earnout Unit of the Company, having the rights and preferences of such Earnout Unit as set forth in the LLC Agreement.

“Economic Interest Percentage” with respect to any Holder means a quotient (expressed as a percentage) obtained by dividing (a) shares of Class A Common Stock (including Earnout Shares that may be issuable in accordance with the terms of the BCA or Sponsor Letter Agreement) and Class B Common Stock, plus any shares of Class A Common Stock issuable upon the exercise of Warrants, in each case owned by such Person and its Permitted Transferees, by (b) the total number of issued and outstanding shares of Class A Common Stock (including Earnout Shares that may be issuable in accordance with the terms of the BCA or Sponsor Letter Agreement), shares of Class B Common Stock and the total number of shares of Class A Common issuable upon exercise of all Warrants. Shares of Class A Common Stock or Class B Common Stock that are unvested or subject to forfeiture shall be included in computing a Holder’s Economic Interest Percentage. Upon the forfeiture, cancellation or expiration of any shares of Class A Common Stock or Warrants, such shares of Warrants shall no longer be included in computing Economic Interest Percentage.

“Effective Date” has the meaning set forth in the Preamble.

“Equity Interests” means, with respect to any Person, (a) all of the shares or quotas of capital stock or equity of (or other ownership or profit interests in) such Person, (b) all of the warrants, trust rights, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, (c) all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person, (d) warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and (e) all of the other ownership or profit interests of such Person (including partnership, member or trust interests).

“Family Member” means with respect to any Person, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such Person or any trust created for the benefit of such Person or of which any of the foregoing is a beneficiary.

“Fortress Director” has the meaning set forth in Section 3.1(a).

“Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Holder” means any holder of Covered Securities who is, or becomes Party to this Agreement.

“Investor Directors” has the meaning set forth in Section 3.1(a).

“Laws” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations, rulings and any Orders of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

“LLC Agreement” has the meaning set forth in the Recitals.

“Milestone Director” has the meaning set forth in Section 3.1(a).

“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that PubCo’s directors may have in such capacity) necessary to cause such result. Such actions include (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to shares of Common Stock, (c) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with Governmental Entities, all filings, registrations or similar actions that are required to achieve such result and (f) nominating certain Persons for election to the Board in connection with the annual or special meeting of stockholders of PubCo.

“Proceeding” means any action, claim, suit, charge, litigation, complaint, investigation, audit, notice of violation, citation, arbitration, inquiry, or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity or arbitration.

“PubCo” has the meaning set forth in the Preamble.

“Organizational Documents” means the Certificate of Incorporation and the Bylaws.

“Party” has the meaning set forth in the Preamble.

“Permitted Transferee” means with respect to any Person, (a) any Family Member of such Person, (b) any Affiliate of such Person (including any Person controlling or under common control with such Member and any Affiliated investment fund or vehicle), but excluding any Affiliate under this clause (b) who primarily and directly operates or engages in a business which competes with the business of PubCo or the Company, and (c) the equityholders of such Person; provided that any Transfer is an in-kind distribution or dividend to equityholders of any such Person for no consideration. No Affiliated investment fund or vehicle of any Person (excluding portfolio companies) shall be deemed to operate or engage in any such competing business, including as a result of ownership of securities (including a controlling interest) of any portfolio company that primarily and directly engages in or competes with the business of PubCo or the Company so long as such securities are not a majority of the value of all securities held by such Affiliated investment fund or vehicle of such Person.

“Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person acting on behalf of such Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“SoftBank” means SoftBank Group Corp.

“SoftBank Group” means any Person Controlling, Controlled by or under common Control with SoftBank that is not also Controlled by Fortress Investment Group LLC.

“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Director” has the meaning set forth in Section 3.1(a).

“Sponsor Letter Agreement” has the meaning given to such term in the BCA.

“Standstill Period” means the period from, and including, the Effective Date until, and including, the date that is the later of (a) one year after the Effective Date and (b) the date on which PubCo’s 2022 annual meeting of stockholders at which directors are elected occurs (or any postponement or adjournment thereof).

“Subsidiaries” means, of any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting power or equity is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.

“Transfer” means, when used as a noun, any voluntary or involuntary, direct or indirect, transfer, sale, pledge, hedge, encumbrance, or hypothecation or other disposition by the Transferor (whether by operation of law, contract or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, directly or indirectly, transfers, sells, pledges, hedges, encumbers or hypothecates or otherwise disposes of (whether by operation of law or otherwise), or agrees (in a legally binding manner) to do any of the foregoing, including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings. Notwithstanding anything to the contrary contained herein, no Transfer of any direct or indirect interest in: (i) any funds or managed accounts managed by such Holder or one of its Affiliates, or (ii) the general partners, investment managers or advisors of any of the entities included in clause (i) hereof, shall constitute a “Transfer” for purposes of this Agreement.

“Warrants” means the warrants of PubCo entitling the holder thereof to purchase shares of Class A Common Stock.

Section 1.2      Interpretation. The headings and captions used herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth herein. The use of the word “including” herein shall mean “including without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import, when used herein, shall refer to this Agreement as a whole and not to any particular provision hereof. References herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits hereof. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to any gender shall include each other gender. The word “or” shall not be exclusive unless the context clearly requires the selection of one (but not more than one) of a number of items. References to “written” or “in writing” include in electronic form. Any reference to “days” shall mean calendar days unless Business Days are specified; provided that if any action is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. References herein to any Law shall be deemed also to refer to such Law, as amended, and all rules and regulations promulgated thereunder. The word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

Article II
REPRESENTATIONS AND WARRANTIES

Each of the Parties represents and warrants to each other Party that as of the Effective Date:

Section 2.1      Existence; Authority; Enforceability. Such Party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such Party who is not an individual is duly organized and validly existing under the laws of its respective jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

Section 2.2      Absence of Conflicts. The execution and delivery by such Party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such Party who is not an individual; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such Party is a Party or by which such Party’s assets or operations are bound or affected; or (c) violate any Law applicable to such Party.

Section 2.3      Consents. Other than any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

Article III
GOVERNANCE

Section 3.1      Board of Directors.

(a)            Composition of the Board.

(i)            Each of the Sponsor, Blocker Owner and CF OMS, severally and not jointly, agrees with PubCo to take all Necessary Action to cause (x) the Board to initially be comprised of seven directors and (y) those individuals to be nominated in accordance with this Article III. As of the Effective Date, two individuals have been or will be nominated by the Sponsor, initially Stephen Beard and Franklin McLarty, and thereafter designated pursuant to Section 3.1(b) or Section 3.1(e) of this Agreement (each, a “Sponsor Director”). As of the Effective Date, two individuals have been or will be independent directors nominated by the Blocker Owner, initially John Shoemaker and Adam Curtin and thereafter designated pursuant to Section 3.1(c) or Section 3.1(e) of this Agreement (each, a “Milestone Director”). As of the Effective Date, two individuals have been or will be independent directors nominated by CF OMS, initially David King and Hank Reeves, and thereafter designated pursuant to Section 3.1(b) or Section 3.1(e) of this Agreement (each, a “Fortress Director” and, together with the Sponsor Directors and Milestone Directors, the “Investor Directors”). As of the Effective Date, the CEO of the Company will be nominated by the Holders, initially Rebecca Howard (the “CEO Director”). Each of the Milestone Directors and each of the Fortress Directors shall be “independent” within the meaning of the rules of the New York Stock Exchange.

(ii)            Any vacancies existing on the Board as of the Effective Date shall be filled in accordance with Section 3.1(f).

(iii)            The Chairman of the Board shall initially be Franklin McLarty, and thereafter shall be appointed by the Board.

(b)            Blocker Owner Representation. For so long as the Blocker Owner and its Permitted Transferees Beneficially Own the percentage shown below of the Economic Interest Percentage held by the Blocker Owner as of the Effective Date, PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by the Blocker Owner shown in the column labeled “Number of Milestone Nominees” below. After the number of Milestone Nominees is reduced because the percentage of such Economic Interest Percentage is reduced, the Blocker Owner and its Permitted Transferees cannot subsequently increase the number of Milestone Nominees entitled to be nominated as a result of their acquisition of Beneficial Ownership of a greater Economic Interest Percentage.

Percentage of the Economic Interest Percentage Held by the Blocker Owner as of the Effective Date that Continue to be Held by Blocker Owner and Its Permitted Transferees	Number of Milestone Nominees
15% or greater	2
10% or greater, but less than 15%	1
Less than 10%	0

(c)            CF OMS Representation. For so long as CF OMS and its Permitted Transferees Beneficially Own the percentage shown below of the Economic Interest Percentage held by CF OMS as of the Effective Date, PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by CF OMS shown in the column labeled “Number of Fortress Nominees” below. After the number of Fortress Nominees is reduced because the percentage of such Economic Interest Percentage is reduced, CF OMS and its Permitted Transferees cannot subsequently increase the number of Fortress Nominees entitled to be nominated as a result of their acquisition of Beneficial Ownership of a greater Economic Interest Percentage.

Percentage of the Economic Interest Percentage Held by CF OMS as of the Effective Date that Continue to be Held by CF OMS and Its Permitted Transferees	Number of Fortress Nominees
15% or greater	2
10% or greater, but less than 15%	1
Less than 10%	0

(d)            Sponsor Representation. For so long as the Sponsor and its Permitted Transferees (including MDH) Beneficially Own the percentage shown below of the Economic Interest Percentage Beneficially Owned by Sponsor as of the Effective Date, PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by Sponsor shown in the column labled “Number of Sponsor Nominees” below. After the number of Sponsor Nominees is reduced because the percentage of such Economic Interest Percentage is reduced, the Sponsor and its Permitted Transferees cannot subsequently increase the number of Sponsor Nominees entitled to be nominated as a result of its acquisition of Beneficial Ownership of a greater Economic Interest Percentage.

Percentage of the Economic Interest Percentage Beneficially Owned by Sponsor as of the Effective Date that Continue to be Held by Sponsor and Its Permitted Transferees	Number of Sponsor Nominees
75% or greater	2
50% or greater, but less than 75%	1
Less than 50%	0

(e)            Decrease in Directors. Upon any decrease in the number of Investor Directors that the Blocker Owner, CF OMS or the Sponsor, as applicable, is entitled to designate for nomination to the Board pursuant to Section 3.1(b), Section 3.1(c) or Section 3.1(d) the Blocker Owner, CF OMS or the Sponsor, as applicable, shall take all Necessary Action to cause the appropriate number of Investors Directors, as applicable, to offer to tender their resignation promptly, and no later than 60 days prior to the expected date of PubCo’s next annual meeting of stockholders. Notwithstanding the foregoing, the Nominating and Corporate Governance Committee may, in its sole discretion and with the express written consent of such individual, recommend for nomination a Milsetone Director, Fortress Director or Sponsor Director that has tendered his or her resignation pursuant to this Section 3.1(e).

(f)            Removal; Vacancies. Except as provided in Section 3.1(e), and subject to the Organizational Documents, the Blocker Owner, CF OMS or Sponsor, as applicable, shall have the exclusive right to (i) remove their nominees from the Board, and (ii) designate directors for election to the Board to fill vacancies existing on the Effective Date or created by reason of death, removal or resignation of its nominees to the Board. PubCo, the Sponsor, the Blocker Owner and CF OMS shall take all Necessary Action to cause any such vacancies created pursuant to clauses (i) or (ii) of the foregoing sentence to be filled by replacement directors designated by the applicable Party as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee). Notwithstanding anything to the contrary contained in this Section 3.1(f), no Party shall have the right to designate a replacement director, and PubCo shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board would result in a number of directors nominated by such Party in excess of the number of directors that such Party is then entitled to nominate for membership on the Board pursuant to this Agreement.

(g)            Committees. In accordance with PubCo’s Organizational Documents, (i) the Board shall establish and maintain committees of the Board for (x) Audit, (y) Compensation and (z) Nominating and Corporate Governance, including such committees’ authority and leadership, and (ii) the Board may from time to time by resolution establish and maintain other committees of the Board. For so long as (i) the Blocker Owner is entitled to designate at least one director to serve on the Board pursuant to Section 3.1(b), each committee of the Board shall, at the Blocker Owner’s option, include at least one Milestone Director, (ii) CF OMS is entitled to designate at least one director to serve on the Board pursuant to Section 3.1(c), each committee of the Board shall, at CF OMS’ option, include at least one Fortress Director, and (iii) Sponsor is entitled to designate at least one director to serve on the Board pursuant to Section 3.1(d), each committee of the Board shall, at Sponsor’s option, including at least one Sponsor Director, in each case subject to applicable Laws and applicable stock exchange regulations, and subject to requisite independence requirements applicable to such committee.

(h)            Reimbursement of Expenses. PubCo shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses.

(i)            Indemnification. For so long as any Milestone Director, Fortress Director or Sponsor Director serves as a director of PubCo, (i) PubCo shall provide such Milestone Director, Fortress Director or Sponsor Director with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors of PubCo, and (ii) PubCo shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Milestone Director, Fortress Director or Sponsor Director nominated pursuant to this Agreement as and to the extent consistent with applicable Law, Article IV of the Certificate of Incorporation, Article IX of the Bylaws and any indemnification agreements with directors (whether such right is contained in the Organizational Documents or another document) (except to the extent such amendment or alteration permits PubCo to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

Section 3.2      Voting Agreement. Each of the Sponsor, the Blocker Owner and CF OMS, severally and not jointly, agree with PubCo to cause all Equity Interests such Person has the right to vote as of the applicable record date, to be present in person or by proxy for quorum purposes and to be voted at any meeting of stockholders or at any adjournments or postponements thereof, and to consent in connection with any action by written consent in lieu of a meeting in favor of each director nominated in accordance with Section 3.1(a), Section 3.1(b), Section 3.1(c) and Section 3.1(d), and recommended by the Board for election at any such meeting or through any such written consent. The Sponsor, the Blocker Owner and CF OMS, severally and not jointly, agree with PubCo not to take action to remove any director (other than a director nominated by such person) from office unless such removal is for cause or if the applicable Party nominating such director is no longer entitled to nominate such director pursuant to Section 3.1.

Section 3.3      Standstill.

(a)            Each of the Sponsor, the Blocker Owner and CF OMS, severally and not jointly, agree with PubCo that, during the Standstill Period, such Person shall not, directly or indirectly:

(i)            make, engage in, or in any way, participate in any “solicitation” of “proxies” (as such terms are used in Regulation 14 of the Securities Exchange Act) to vote, or seek to advise or influence any Person with respect to the voting of, any Equity Interests of PubCo or any of its Subsidiaries in favor of the election of any person as a director who is not nominated pursuant to this Agreement or by the Board (or its nominating committee) or in opposition of any individual nominated or designated for appointment or election to the Board by PubCo pursuant to this Agreement (including any “withhold,” “vote no” or similar campaign even if conducted as an exempt solicitation) or otherwise in opposition of any Investor Director (including by “solicitation” of “proxies” in favor of any opposing nominee of any such individual);

(ii)            nominate any person as a director who is not nominated pursuant to this Agreement or by the Board (or its nominating committee) (other than by making a non-public proposal or request to the Board or its nominating committee in a manner which would not require the Board or PubCo to make any public disclosure);

(iii)            take any action in support of or make any proposal or request that constitutes: (A) a change in the number or term of directors or to fill any vacancies on the Board (other than in accordance with this Agreement) or (B) a change to the composition of the Board, other than by making a non-public proposal or request to the Board (or its nominating committee) in a manner which would not require the Board or PubCo to make any public disclosure;

(iv)            enter into a voting trust, voting agreement or similar voting arrangement with respect to any Equity Interests of PubCo, or subject any Equity Interests of PubCo to any voting trust, voting agreement or similar voting arrangement (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and similar other accounts), in each case other than (A) this Agreement, (B) solely with its Affiliates or its Permitted Transferees or (C) granting proxies in solicitations approved by the Board;

(v)            form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act), or knowingly advise, assist or encourage, or enter into any agreement with, any other Person, in connection with any action contemplated by this Section 3.3(a); or

(vi)            make any public disclosure inconsistent with this Section 3.3(a), or take any action that would reasonably be expected to require PubCo to make any public disclosure with respect to the matters set forth in this Section 3.3(a).

(b)            Notwithstanding the foregoing provisions of this Section 3.3, the foregoing provisions of Section 3.3(a) shall not, and are not intended to:

(i)            prohibit any Party or its Affiliates from privately communicating with, including making any offer or proposal to, the Board (in a manner which would not require the Board or PubCo to make any public disclosure);

(ii)            restrict in any manner how a Party or its Affiliates vote their Common Stock, except as provided in Section 3.2 or otherwise as set forth in this Agreement;

(iii)            restrict the manner in which any Investor Director may (A) vote on any matter submitted to the Board or the stockholders of PubCo, (B) participate in deliberations or discussions of the Board (including making suggestions or raising issues to the Board) in his or her capacity as a member of the Board, or (C) take actions required by his or her exercise of legal duties and obligations as a member of the Board or refrain from taking any action prohibited by his or her legal duties and obligations as a member of the Board, provided the foregoing shall not limit any Party’s obligations hereunder; or

(iv)            restrict the Sponsor, the Blocker Owner or CF OMS, or any of their respective Permitted Transferees, from selling or transferring any of their Common Stock or other Equity Interests in PubCo in accordance with this Agreement.

Section 3.4      Sharing of Information. To the extent permitted by antitrust, competition or any other applicable Law, each of the Sponsor, the Blocker Owner and CF OMS, severally and not jointly, agrees with PubCo and acknowledges that the Sponsor Director, the Milestone Director and the Fortress Director, as applicable, may share confidential, non-public information about PubCo and its subsidiaries (“Confidential Information”) with the Sponsor, the Blocker Owner and CF OMS, respectively. Further, each of the Sponsor, the Blocker Owner and CF OMS recognizes that it, or its Affiliates, Permitted Transferees and Representatives, has acquired or will acquire Confidential Information in connection with this Agreement or otherwise, the use or disclosure of which could cause PubCo substantial loss and damages that could not be readily calculated and for which no remedy at Law would be adequate. Accordingly, each of the Sponsor, the Blocker Owner and CF OMS, severally and not jointly, covenants and agrees with PubCo that it will not (and will cause its respective Affiliates, Permitted Transferees and Representatives not to) at any time, except with the prior written consent of PubCo, directly or indirectly, disclose any Confidential Information known to it to any third party, unless (a) such information becomes known to the public through no fault of such Party, (b) disclosure is required by applicable Law or court of competent jurisdiction or requested by a Governmental Entity; provided that such Party promptly notifies PubCo of such requirement or request and takes commercially reasonable steps, at the sole cost and expense of PubCo, to minimize the extent of any such required disclosure, (c) such information was available or becomes available to such Party before, on or after the Effective Date, without restriction, from a source (other than PubCo) without any breach of duty to PubCo or (d) such information was independently developed by such Party or its Representatives without the use of the Confidential Information. Nothing in this Agreement shall prohibit any of the Sponsor, the Blocker Owner or CF OMS from disclosing Confidential Information to any Affiliate or Representative, limited partner, member, equityholder, manager, investor or potential investor of such Party; provided that such Party shall be responsible for any breach of this Section 3.4 by any such Person. No Confidential Information shall be deemed to be provided to any Person, including any Affiliate of the Sponsor, the Blocker Owner or CF OMS, unless such Confidential Information is actually provided to such Person. PubCo and each other Party, severally and not jointly, acknowledges and agrees with PubCo that each of the Sponsor, the Blocker Owner and CF OMS and their respective Affiliates may currently be invested in, may invest in, or may consider investments in companies that compete either directly or indirectly with PubCo and its subsidiaries, or operate in the same or similar business as PubCo and its subsidiaries, and that nothing herein shall be in any way construed to prohibit or restrict the Sponsor, the Blocker Owner, CF OMS or their respective Affiliates’ ability to maintain, make or consider such other investments (including purchasing publicly traded securities). PubCo and each other Party, severally and not jointly, agrees with PubCo that, to the extent permitted under applicable Law, each of the Sponsor, the Blocker Owner and CF OMS (other than any equityholder that is an employee of PubCo or any of its subsidiaries) and their respective Affiliates shall not be liable to PubCo, or any other Party for any claim arising out of, or based upon, (i) the investment by such Party, or such Party’s Affiliates in any entity competitive with PubCo, or (ii) actions taken by any partner, officer, employee or other representative of any such Party, or such Party’s Affiliates to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on PubCo; provided that (x) no Confidential Information is used or disclosed in connection with such activities and (y) the foregoing shall not relieve any director or officer of PubCo from any liability associated with his or her fiduciary duties to PubCo. Notwithstanding the foregoing or anything to the contrary herein, (1) each of the Sponsor, the Blocker Owner and CF OMS (a) may disclose Confidential Information in connection with routine supervisory audit or regulatory examinations (including by regulatory or self-regulatory bodies) to which they are subject in the course of their respective businesses without liability hereunder and (b) shall not be required to provide notice to any party in the course of any such routine supervisory audit or regulatory examination, provided that such routine audit or examination does not specifically target PubCo, any of its subsidiaries or the Confidential Information and (2) each Party (other than PubCo) that is, or is an Affiliate of, a private equity, venture capital or other investment firm, and its respective Affiliates may provide information about the subject matter of this Agreement to prospective and existing investors in connection with fund raising, marketing, informational, transactional or reporting activities.

Section 3.5      Legend. In order to enforce the obligations set forth in this Article III, PubCo shall place restrictive legends in the form set forth below on the certificates or book entries representing the Covered Securities subject to this Agreement, including any Covered Securities Transferred to a Permitted Transferee. Within two Business Days of PubCo’s receiving a request to remove such legend by a Holder or the duly appointed transfer agent of PubCo, PubCo shall notify the Sponsor, the Blocker Owner and CF OMS of such request in writing, including the number of Covered Securities with respect to which such request relates and, if in connection with a proposed Transfer, the date such Transfer is, or is to be, effected. All certificates or book entries representing Covered Securities, as the case may be, shall bear a legend substantially in the following form:

THESE SECURITIES ARE SUBJECT TO THE RESTRICTIONS SET FORTH IN THE INVESTOR RIGHTS AGREEMENT, DATED [●], 2021 (THE “INVESTOR RIGHTS AGREEMENT”), BY AND AMONG OLIVE VENTURES HOLDINGS, INC. (THE “COMPANY”), MDIH SPONSOR LLC, Normandy Holdco LLC AND CF OMS LLC, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY AND SHALL BE PROVIDED FREE OF CHARGE TO ANY PARTY MAKING A BONA FIDE REQUEST THEREFOR). AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL ANY CONDITIONS CONTAINED IN THE INVESTOR RIGHTS AGREEMENT, IF ANY, HAVE BEEN FULFILLED.

Article IV
GENERAL PROVISIONS

Section 4.1      Assignment; Successors and Assigns; No Third Party Beneficiaries.

(a)            Except as otherwise permitted hereunder, no Party may assign such Party’s rights and obligations under this Agreement, in whole or in part, without the prior written consent (i) the Sponsor and Blocker Owner (for so long as each such Party has the right to appoint a nominee to the Board), in the case of an assignment by CF OMS, (ii) the Blocker Owner and CF OMS (for so long as each such Party has the right to appoint a nominee to the Board), in the case of an assignment by the Sponsor and (iii) CF OMS and the Sponsor (for so long as each such Party has the right to appoint a nominee to the Board), in the case of an assignment by the Blocker Owner. PubCo shall not be entitled to assign any of its rights and obligations under this Agreement, in whole or in part, without the prior written consent of the other Parties. Any such assignee may not again assign those rights, other than in accordance with this Article IV. Any attempted assignment of rights or obligations in violation of this Article IV shall be null and void.

(b)            Notwithstanding anything to the contrary herein (other than the succeeding sentence of this Section 4.1(b)), no Holder may Transfer such Holder’s rights or obligations under this Agreement, in whole or in part, except in connection with a Transfer of such Holder’s Covered Securities, in whole or in part, to (a) any Person with the prior written consent of PubCo or (b) any of such Holder’s Permitted Transferees. In no event can the Sponsor, the Blocker Owner or CF OMS assign any of such Person’s rights under Section 3.1, except to a Permitted Transferee. Any Transferee of Covered Securities pursuant to this Section 4.1(b) shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Agreement, as applicable and to the extent in accordance with this Section 4.1(b).

(c)            All of the terms and provisions of this Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives, but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives pursuant to the terms hereof.

(d)            Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.

Section 4.2      Termination. Section 3.1 shall terminate in accordance with its terms. Section 3.3 shall terminate at the end of the Standstill Period. The remainder of this Agreement shall terminate automatically (without any action by any Party) as to each Holder when such Holder ceases to hold any Covered Securities; provided that a Party may elect to terminate all of its rights and obligations under this Agreement prior to such time (which termination shall terminate such Party’s rights under Section 4.4(b), but shall not, for the avoidance of doubt, terminate such Party’s obligations under Section 3.1, Section 3.2, Section 3.3, and Article IV).

Section 4.3      Severability. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision hereof or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by any court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision, there shall be added automatically as a part hereof a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

Section 4.4      Entire Agreement; Amendments; No Waiver.

(a)            This Agreement, together with Exhibit A to this Agreement, the BCA, the LLC Agreement, the Sponsor Letter Agreement and all other Ancillary Agreements (as such term is defined in the BCA), constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way and there are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth in this Agreement and therein.

(b)            No provision of this Agreement may be amended or modified in whole or in part at any time without the express written consent of (i) PubCo, (ii) the Sponsor, for so long as the Sponsor or its Permitted Transferees have the right to designate any directors pursuant to Section 3.1, (iii) the Blocker Owner, for so long as the Blocker Owner and its Permitted Transferees have the right to designate any directors pursuant to Section 3, and (iv) CF OMS, for so long as CF OMS and its Permitted Transferees have the right to designate any directors pursuant to Section 3.1. Notwithstanding the foregoing, (i) any such amendment or modification that would be materially adverse in any respect to any Holder shall require the prior written consent of such Holder and (ii) a provision that has terminated with respect to a Party shall not require any consent of such Party (and such Party’s Economic Interest Percentage shall not be considered in computing any applicable percentages) with respect to amending or modifying such provision.

(c)            No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.

Section 4.5      Counterparts; Electronic Delivery. This Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by email, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

Section 4.6      Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 4.6, notices, demands and other communications shall be sent to the addresses indicated below.

if to PubCo, to:

c/o OP Group Holdings, LLC

222 S. Riverside Plaza, Suite 950

Chicago, Illinois 60606

Attention:	Rebecca Howard
Kevin Hovis
Email:	RHoward@paylinkdirect.com
KHovis@paylinkdirect.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

2049 Century Park East, Suite 3700

Los Angeles, California 90067

Attention:	Jonathan Benloulou, P.C.
Evan Roberts
Email:	jonathan.benloulou@kirkland.com
evan.roberts@kirkland.com

if to the Sponsor, to:

c/o MDH Acquisition Corp.

600 North Caroll Avenue, Suite 100

Southlake, TX 76092

Attention: Franklin McLarty

Email: franklin@mclartydiversified.com

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

401 9th Street NW

Washington, D.C. 20004

Attention:	Christopher M. Zochowski
Bradley A. Noojin
Alain Dermarkar
Email:	Chris.Zochowski@Shearman.com
Bradley.Noojin@Shearman.com
Alain.Dermarkar@Shearman.com

if to the Blocker Owner, to:

Milestone Partners

555 East Lancaster Ave., Suite 500

Radnor, PA 19087

Attention: Adam Curtin

Email: acurtin@milestonepartners.com

with a copy (which shall not constitute notice) to:

Troutman Pepper Hamilton Sanders LLP

301 Carnegie Center, Suite 400

Princeton, New Jersey 08540

Attention: Donald Readlinger

Email: donald.readlinger@troutman.com

if to CF OMS, to:

CF OMS LLC

c/o Fortress Investment Group

1345 Avenue of the Americas, 46th Fl.

New York, NY 10105

Attention: General Counsel – Credit Funds

Email: gc.credit@fortress.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention: Kevin Mausert, P.C.

Email:kmausert@kirkland.com

Section 4.7      Governing Law; Waiver of Jury Trial; Jurisdiction. The Laws of the State of Delaware shall govern (a) all Proceedings, claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. EACH OF THE PARTIES FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 4.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 4.8      Specific Performance. Each Party agrees and acknowledges that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at Law. Any such Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at Law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any Proceeding should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at Law.

Section 4.9      Subsequent Acquisition of Shares. Any Equity Interests of PubCo or Company acquired by a Holder subsequent to the Effective Date shall be subject to the terms and conditions of this Agreement and such shares shall be considered to be “Covered Securities” as such term is used in this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

PUBCO:

OLIVE VENTURES HOLDINGS, INC.

By:
Name:
Title:

SPONSOR:

MDIH SPONSOR LLC

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

BLOCKER OWNER:

NORMANDY HOLDCO LLC

By:
Name:
Title:

CF OMS:

CF OMS LLC

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

Exhibit A

Form of Joinder

This Joinder (this “Joinder”) to the Investor Rights Agreement (each as defined below), made as of                        , is between                        (“Transferor”) and                        (“Transferee”).

WHEREAS, as of the date hereof, Transferee is acquiring            Covered Securities (the “Acquired Interests”) from Transferor;

WHEREAS, Transferor is a party to that certain Investor Rights Agreement, dated as of [●], 2021, among Olive Ventures Holdings, Inc. (“PubCo”) and the other persons party thereto (the “Investor Rights Agreement”); and

WHEREAS, Transferee is required, at the time of and as a condition to such Transfer, to become a party to the Investor Rights Agreement by executing and delivering this Joinder, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Investor Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.1      Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Investor Rights Agreement.

Section 1.2      Acquisition. The Transferor hereby Transfers to the Transferee all of the Acquired Interests.

Section 1.3      Joinder. Transferee hereby acknowledges and agrees that (a) such Transferee has received and read the Investor Rights Agreement, (b) such Transferee is acquiring the Acquired Interests in accordance with and subject to the terms and conditions of the Investor Rights Agreement and (c) such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Investor Rights Agreement.

Section 1.4      Notice. Any notice, demand or other communication under the Investor Rights Agreement to Transferee shall be given to Transferee at the address set forth on the signature page hereto in accordance with Section 4.6 of the Investor Rights Agreement.

Section 1.5      Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 1.6      Counterparts; Electronic Delivery. This Joinder may be executed and delivered in one or more counterparts, by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement.

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.

[TRANSFEROR]

By:
Name:
Title:

[TRANSFEREE]

By:
Name:
Title:

Address for notices:

Email:

[Signature Page to Joinder to Investor Rights Agreement]